                                                                   EXHIBIT 10.12

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                               STANDARD SUBLEASE
               (Short-form to be used with post 1995 AIR leases)

     1.   Parties.  This Sublease, dated, for reference purposes only, August 3,
                                                                       ---------
1999, is made by and between Breath Asure, Inc., a California corporation
----                         --------------------------------------------
("Sublessor") and Digital Insight Corporation, a Delaware corporation
                  ---------------------------------------------------
("Sublessee").

     2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 26025 Mureau
                                                                  ------------
Road, Suite A, Calabasas, 91302 located in the County of Los Angeles , State of
-------------------------------                          -----------
California and generally described as (describe briefly the nature of the
----------
property) approximately 15,486 rentable square feet located on the western
          ----------------------------------------------------------------
portion of the first and second floors of the above referenced building.
------------------------------------------------------------------------
("Premises").

     3.   Term.

          3.1   Term.  The term of this Sublease shall be for Thirty one (31)
                                                              ---------------
months commencing on December 1, 1999 and ending on June 30, 2002 unless sooner
------               ----------------               -------------
terminated pursuant to any provision hereof.

          3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in section 18 of this agreement (as modified by Paragraph
7.3 of this Sublease).

     4.   Rent.

          4.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $17,034.60 in advance, on the first day
                                       ----------                    -----
of each month of the term hereof via wire transfer. Sublessee shall pay Sublessor upon the execution hereof $17,034.60 as Base Rent for December, 1999.
                                    ----------                  ---------------
Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

          4.2 Rent Defined. All monetary obligations for Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

     5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $38,715.00 as security for Sublessee's faithful performance of
                 ----------
Sublessee's obligations hereunder. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in the Master Lease (as modified by Paragraph 7.3 of this Sublease).

     6.   Use.

          6.1 Agreed Use. The Premises shall be used and occupied only for any legally permitted use under the Master Lease and for no other purpose.
------------------------------------------------

          6.2 Compliance. Sublessee is responsible for complying with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the commencement date. Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed.

          6.3  Acceptance of Premises and Lessee.  Sublessee acknowledges that:

               (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use,

               (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

               (c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

     In addition, Sublessor acknowledges that:

               (a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

               (b) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

     7.   Master Lease.

          7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", a copy of which is attached hereto marked
Exhibit 1, wherein Sublessor leased the Premises from LAOP IV, LLC, a Nevada
                   ---------------------------------------------------------
Limited Liability Company, hereinafter the "Master Lessor."
-------------------------

          7.2 This Sublease is and shall be at all times subject to the Master Lease.

          7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

          7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Basic Lease Information Sections 3, 4, 5, 6, 11, 12 and 13,
                    -----------------------------------------------------------
Lease Sections 1.2, 1.3, 1.4, 2.2, 2.5.3, 3.1*.
----------------------------------------------

          7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations." The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations."

          7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

          7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

-----------------------
     *(third paragraph commencing with word "Notwithstanding"), 4.1 (first paragraph), 22.24, 22.32, 22.33, Exhibit B (sections A, C and D), and Exhibit C.

          7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

     8.   Assignment of Sublease and Default.

          8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

          8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

          8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

          8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

     9.   Consent of Master Lessor.

          9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

          9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither their Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

          9.3  In the event that Master Lessor does give such consent then:

               (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

               (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

               (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

               (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

               (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

               (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any

Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

          9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

          9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

          9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

     10.  Brokers Fee.

          10.1 Upon execution hereof by all parties, Sublessee shall pay to WESTMAC Commercial Brokerage Company, a licensed real estate broker ("Broker"),
------------------------------------
the sum of $21,060.88 for brokerage services rendered by Broker to Sublessor in
           ----------
this transaction.

          10.2 Any transferee of Sublessee's interest in this Sublease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessee or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

     11. Attorney's Fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

     12. Additional Provisions. [If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions, place the same here.]

*Addendum attached.

--------------------------------------------------------------------------------
  ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN
  ---------
  INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

  1.  SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
  SUBLEASE.

  2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

  WARNING:  IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA,
  -------
  CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.
--------------------------------------------------------------------------------

Executed at:                                                           Breath Asure, Inc., a California corporation
              ______________________________________________           ----------------------------------------------

on:   ______________________________________________________           By   _________________________________________

Address:  __________________________________________________           By   _________________________________________

                                                                       "Sublessor" (Corporate Seal)



Executed at:                                                           Digital Insight Corporation, a Delaware
             _______________________________________________           ----------------------------------------------

on:  _______________________________________________________           By  __________________________________________

Address:  __________________________________________________            By  _________________________________________

                                                                       "Master Lessor" (Corporate Seal)



Executed at:________________________________________________           ______________________________________________

on:  _______________________________________________________           By   _________________________________________

Address:  __________________________________________________           By   _________________________________________

                                                                       "Sublessor" (Corporate Seal)


NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 South Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

                         ADDENDUM TO STANDARD SUBLEASE

                             Dated August 3, 1999

          Between Breath Asure, Inc. and Digital Insight Corporation

     13.  CONTINGENCIES:

          (A) If Sublessor shall not have executed a lease for alternative Premises prior to September 15, 1999, Sublessor may terminate this Sublease by delivering written notice to Sublessee not later than September 17, 1999. In the event of such termination, Sublessor shall return all advance payments to Sublessee and each party shall thereupon be released from all liability hereunder. If Sublessor shall fail to deliver such a termination notice to Sublessee on or before September 17, 1999, this Sublease shall remain in full force and effect.

          (B) This Sublease is contingent upon Master Lessor not terminating the Master Lease. If Master Lessor terminates the Master Lease, then Sublessor may provide Master Lessor and Sublessee with a "Revocation Notice" (as that term is defined in the Master Lease) and this Sublease shall thereupon be terminated and Sublessor's Master Lease shall remain in effect. In the event of such termination, Sublessee shall vacate the Temporary Space, Sublessor shall return all advance payments to Sublessee and each party shall thereupon be released from all liability hereunder. If Sublessor shall fail to deliver a Revocation Notice to Sublessee within two (2) days following Master Lessor's delivery to Sublessor of a notice terminating the Master Lease, this Sublease shall remain in full force and effect.

     14.  BASE RENT ADJUSTMENT:

               The Base Rent shall be adjusted during the term as follows:


               December 1, 1999 - June 30, 2000:  $17,034.60 per month, NNN
               July 1, 2000 - June 30, 2001:      $18,583.20 per month, NNN
               July 1, 2001 - June 30, 2002:      $19,357.50 per month, NNN

     15.  ADDITIONAL CHARGES:

               The Base Rent is on a triple net basis where Sublessee shall pay for all the triple net charges and any other additional costs as they are described in the Master Lease. All additional charges shall be included with the Base Rent payment (as described in Paragraph 4.1) on the first day of each month of the Sublease term. Upon the Sublease commencement date Sublease shall, at its sole cost and expense, change the utilities within the Premises, as well as the telephone line in the elevator, from the Sublessor's name to Sublessee's name

               (the foregoing shall not apply to the occupancy by Sublessee of the Temporary Space prior to the Sublease Commencement Date).

               In addition to all other amounts payable by Sublessee under this Sublease, Sublessee shall pay to Sublessor $70,000.00 (the "Additional Payment") to contribute toward Sublessor's costs of moving expenses and tenant improvement costs in connection with Sublessor's new lease transaction. The Additional Payment shall be paid in two installments: (a) $52,500.00 upon the execution of this Sublease; and (b) $17,500.00 upon the commencement of the Sublease Term. By consenting to this Sublease, Master Lessor agrees that the Additional Payment shall not constitute "Bonus Rent" (as that term is defined in the Master Lease) and that Master Lessor shall not be entitled to any "Bonus Rent" as a result of this Sublease.

     16.  TENANT IMPROVEMENTS:

               Sublessee shall accept the Premises and the Temporary Space in an "as is" "where is" condition and Sublessor makes no representations or warranties, express or implied, regarding the Premises or the Temporary Space or their condition or suitability for Sublessee's intended use. Sublessor shall not be responsible for completing any Tenant Improvements whatsoever.

     17.  TEMPORARY SPACE:

               The Sublessor shall vacate the second floor (as per Exhibit "A") of the Premises by a date which is twenty-one (21) days following the date of mutual execution of this Sublease (the "Temporary Space Date"). Sublessee shall utilize such Temporary Space for Sublessee's business commencing on the date which is ten (10) days after Sublessee's delivery to Sublessor of written notice of Sublessee's intention to occupy the Temporary Space (provided that, regardless of the date of such notice or whether such notice is delivered, Sublessee shall be obligated to pay rent for the Temporary Space commencing on a date which is no later than the Temporary Space Date) and continuing until the Sublease term commences on December 1, 1999. Sublessee shall pay to Sublessor $8,000.00 upon the execution hereof as base rent for such use of the Temporary Space for the first one-month period. Thereafter, Sublessee shall pay to Sublessor, in advance, base rent for the use of the Temporary Space at the rate of $8,000 per month (prorated for any partial months) until the Sublease term commences on December 1, 1999. Sublessor shall also pay all parking, utilities and the triple net costs during the three (3) months of the Temporary Space term. If this Sublease is terminated pursuant to the terms of Paragraph 13 hereof, Sublessee shall thereupon vacate the Temporary Space. Except for the payment of rent, which shall be as set forth above, Sublessee shall comply with all other terms of this Sublease during the Temporary Space term including, without limitation, the obligation to maintain insurance, indemnify Sublessor and Master Lessor, and the obligation to surrender the Temporary Space in the condition required under the Sublease.

     18.  DEFAULT BY MASTER LANDLORD:

               Sublessee acknowledges and agrees that: (a) Sublessor shall not be liable or responsible for any breach or default by Master Lessor of any of the covenants and obligations of Master Lessor under the Master Lease; and (b) no such breach of default by Master Lessor shall constitute a default by Sublessor under this Sublease or subject Sublessor to any liability to Sublessee for damages or otherwise.

     19.  CONSENTS:

               Wherever Sublessee is required to obtain consent to an action under this Sublease, Sublessee shall be required to obtain the consent of both Master Lessor and Sublessor at the sole cost of Sublessee. Sublessor shall not unreasonably withhold its consent to any action of Sublessor to which Master Lessor has consented.

     20.  BROKERS:

               Sublessee represents and warrants that although it is responsible for paying both Sublessor's broker and Sublessee's broker, Sublessee is utilizing only Cushman and Wakefield of California, Inc., and has not utilized any other broker or finder in this transaction, and agrees to protect, defend, indemnify and hold harmless Sublessor from any claims made by any such broker or finder. Sublessor represents and warrants that it is utilizing only Westmac Commercial Brokerage Company and that it has not utilized any other broker or finder in this transaction and agrees to protect, defend, indemnify and hold harmless Sublessee from any claims made by any broker or finder except for Westmac Commercial Brokerage Company.

     21.  INSURANCE:

               Sublessee shall cause both Master Lessor and Sublessor to be named as additional insureds under all policies of insurance required under Section 12.3 of the Master Lease.

     22.  TERMINATION RIGHT:

               Notwithstanding the commencement date stated in Paragraph 3.1, if Sublessor fails to deliver the entire Premises to Sublessee by December 31, 1999, because, and only because, the landlord for Sublessor's new premises has not delivered such new premises to Sublessor by December 31, 1999, Sublessee or Sublessor shall have the right to terminate this Sublease by delivering written notice to the other on or before January 5, 2000. If neither party shall deliver such a termination notice, this Sublease shall remain in full force and effect.



BREATH ASURE, INC.                      DIGITAL INSIGHT CORPORATION
a California corporation                a Delaware corporation

By:  ________________________________   By:   ____________________________

Its: ________________________________   Its:  ____________________________